Exhibit 99.1

News Release
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
Acuity Brands Reports Fiscal 2011 Third Quarter Results
Net Sales Rise Over 12 Percent and Diluted EPS Increases 29 Percent
ATLANTA, June 29, 2011 — Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2011 third quarter net sales of $458.3 million, an increase of over 12 percent compared with the year-ago period. Operating profit for the third quarter of fiscal 2011 was $50.2 million, or 11.0 percent of net sales, compared with the prior year period’s $39.2 million, or 9.6 percent of net sales. Fiscal 2011 third quarter net income was $27.1 million compared with $21.3 million for the prior-year period, an increase of 27 percent. Diluted earnings per share (EPS) from continuing operations for the third quarter of fiscal 2011 were $0.62 compared with $0.48 for the prior year, an increase of 29 percent.
Excluding the impact from acquisitions, fiscal 2011 third quarter net sales rose 9 percent year-over-year. Higher unit volumes contributed approximately 5 percent to the increase in net sales reflecting growth of both luminaires and controls across multiple sales channels, primarily for smaller-size commercial projects and renovation. In addition, favorable price/mix contributed approximately 3 percent to the year-over-year increase in net sales with the remainder due to favorable foreign currency translation on international sales.
In the prior year third quarter, the Company recorded a $0.3 million pre-tax adjustment to reduce its previously recorded special charge for streamlining activities reflecting lower than originally planned employee severance and benefit costs. Adjusted operating profit for the third quarter of fiscal 2010 was $38.9 million, or 9.5 percent of net sales.
Mr. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are pleased with our fiscal 2011 third quarter results as we continue to execute extremely well in a demanding and competitive environment. We believe our strategies to drive profitable growth are progressing well as we continue to gain market share. Higher sales volumes, favorable price/mix, and productivity improvements all contributed to the year-over-year 130 basis points

News Release
improvement in gross profit margin and 150 basis points improvement in adjusted operating profit margin.”
Mr. Nagel continued, “During the third quarter, we also enhanced our expertise and offering of high-quality, energy-efficient lighting solutions with the acquisition of Healthcare Lighting and its specialized product portfolio for the large and growing healthcare industry. Healthcare Lighting’s product portfolio includes specialized ambient and task lighting products for today’s modern healthcare facilities, including patient and examination rooms, surgical suites and medical procedure rooms, as well as lighting products for specialized medical functions.”
Year-to-Date Results
Net sales for the first nine months of fiscal 2011 were $1,299.5 million compared with $1,182.7 million for the prior-year period, an increase of approximately 10 percent. Operating profit for the first nine months of fiscal 2011 was $132.9 million, or 10.2 percent of net sales, compared with $109.7 million, or 9.3 percent of net sales, for the year-ago period. Income from continuing operations for the first nine months of fiscal 2011 was $71.3 million compared with $51.8 million for the prior-year period. Diluted EPS from continuing operations for the first nine months of fiscal 2011 were $1.63 compared with $1.17 per share for the prior-year period.
In the prior fiscal year, the Company incurred special charges for streamlining activities and recorded a loss associated with the early retirement of debt. Excluding the special charges and loss associated with the early retirement of debt, adjusted operating profit for the first nine months of fiscal 2010 was $114.9 million, or 9.7 percent of net sales, while adjusted income from continuing operations was $62.0 million and adjusted diluted EPS from continuing operations were $1.41.
Outlook
Mr. Nagel commented, “We remain very positive about the future prospects for our company and our ability to outperform the markets we serve. We continue to position the Company to optimize short-term performance while investing in and deploying resources to further our long-term profitable growth opportunities.
“We expect the economic environment for the remainder of our fiscal 2011 to remain challenging. Independent third-party forecasts continue to indicate declines for non-residential construction activity for the balance of 2011, although the North American non-residential

News Release
lighting market, which includes renovation and relight, is expected to continue to rise modestly for the balance of our fiscal 2011. While we are optimistic about our future prospects and ability to outperform the markets we serve, we do see the potential for continuing volatility in demand as well as increases in material and component costs. We will continue to be as vigilant as possible in our pricing strategies to protect our margins.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience strong growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well-positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
Acuity Brands’ management included in the above news release the terms “adjusted operating profit”, “adjusted operating profit margin”, “adjusted income from continuing operations”, and “adjusted diluted EPS” which are non-GAAP financial measures provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes that adjusted operating profit, adjusted operating profit margin, adjusted income from continuing operations, and adjusted diluted EPS from continuing operations provide useful information to investors by excluding or adjusting items related to (a) streamlining and manufacturing consolidation activities which affected the Company’s reported operating results in fiscal 2010 and (b) the loss on the early retirement of debt which affected income and diluted EPS in fiscal 2010. Management believes these special items impacted the comparability of the Company’s results and that these items are not reflective of fixed costs that the Company will incur over the long term. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin”, respectively, which include the impact of streamlining and manufacturing consolidation activities. The most directly comparable GAAP measures for adjusted income from continuing operations and adjusted diluted EPS from continuing operations are “income from continuing operations” and “diluted EPS from continuing operations,” respectively; both GAAP measures include the impact of special charges and the loss on early retirement of debt. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.

News Release
Conference Call
As previously announced, the Company will host a conference call to discuss third quarter results today, June 29, 2011, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of luminaires, lighting control systems and related products and services with fiscal year 2010 net sales of over $1.6 billion. The Company’s lighting and system control product lines include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham ®, Carandini®, RELOC®, Antique Street Lamps™, Tersen®, Winona Lighting®, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, Dark to Light®, ROAM®, Sunoptics® and Healthcare Lighting®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America, Europe and Asia.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: (a) optimism about the Company’s future prospects and ability to outperform the markets it serves; (b) potential for continuing market demand volatility and increases in material and component costs; (c) vigilance of pricing strategies to protect margins; and (d) expectations for modest growth of the North American non-residential lighting market for the balance of the Company’s fiscal 2011 as well as strong growth over the next decade for the lighting and lighting-related industry and the Company’s ability to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC

News Release
filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 29, 2011 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

News Release
ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	May 31,	August 31,
	2011	2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$160.8	$191.0
Accounts receivable, less reserve for doubtful accounts of $1.7 at May 31, 2011 and $2.0 at August 31, 2010	255.3	255.1
Inventories	178.0	149.0
Deferred income taxes	16.2	17.3
Prepayments and other current assets	16.2	13.9

Total Current Assets	626.5	626.3

Property, Plant, and Equipment, at cost:
Land	8.8	7.6
Buildings and leasehold improvements	123.8	113.7
Machinery and equipment	362.0	337.5

Total Property, Plant, and Equipment	494.6	458.8
Less — Accumulated depreciation and amortization	347.6	320.4

Property, Plant, and Equipment, net	147.0	138.4

Other Assets:
Goodwill	575.4	515.6
Intangible assets	212.5	199.5
Deferred income taxes	3.8	3.7
Other long-term assets	25.8	20.1

Total Other Assets	817.5	738.9

Total Assets	$1,591.0	$1,503.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$188.3	$195.0
Accrued compensation	36.7	51.8
Accrued pension liabilities, current	1.1	1.1
Other accrued liabilities	87.2	73.4

Total Current Liabilities	313.3	321.3

Long-Term Debt	353.4	353.3
Accrued Pension Liabilities, less current portion	71.8	71.1
Deferred Income Taxes	14.5	10.2
Self-Insurance Reserves, less current portion	7.4	7.6
Other Long-Term Liabilities	51.6	45.7
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 50,905,733 issued and 42,650,978 outstanding at May 31, 2011; and 50,441,634 issued and 42,116,473 outstanding at August 31, 2010	0.5	0.5
Paid-in capital	676.2	661.9
Retained earnings	512.5	459.0
Accumulated other comprehensive loss items	(57.4)	(71.3)
Treasury stock, at cost, 8,254,755 shares at May 31, 2011 and 8,325,161 shares at August 31, 2010	(352.8)	(355.7)

Total Stockholders’ Equity	779.0	694.4

Total Liabilities and Stockholders’ Equity	$1,591.0	$1,503.6

News Release
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010
Net Sales	$458.3	$407.6	$1,299.5	$1,182.7
Cost of Products Sold	268.6	244.0	769.9	705.6

Gross Profit	189.7	163.6	529.6	477.1
Selling, Distribution, and Administrative Expenses	139.5	124.7	396.7	362.2
Special Charge	—	(0.3)	—	5.2

Operating Profit	50.2	39.2	132.9	109.7
Other Expense (Income):
Interest expense, net	7.5	7.3	22.5	22.1
Miscellaneous expense, net	0.9	(1.0)	2.9	(1.1)
Loss on early debt extinguishment	—	—	—	10.5

Total Other Expense	8.4	6.3	25.4	31.5

Income before Provision for Income Taxes	41.8	32.9	107.5	78.2
Provision for Income Taxes	14.7	11.6	36.2	26.4

Income from Continuing Operations	27.1	21.3	71.3	51.8
Income from Discontinued Operations	—	—	—	0.6

Net Income	$27.1	$21.3	$71.3	$52.4

Earnings Per Share:
Basic Earnings per Share from Continuing Operations	$0.63	$0.49	$1.66	$1.20
Basic Earnings per Share from Discontinued Operations	—	—	—	0.01

Basic Earnings per Share	$0.63	$0.49	$1.66	$1.21

Basic Weighted Average Number of Shares Outstanding	42.5	42.7	42.3	42.5

Diluted Earnings per Share from Continuing Operations	$0.62	$0.48	$1.63	$1.17
Diluted Earnings per Share from Discontinued Operations	—	—	—	0.01

Diluted Earnings per Share	$0.62	$0.48	$1.63	$1.18

Diluted Weighted Average Number of Shares Outstanding	43.1	43.5	42.9	43.3

Dividends Declared per Share	$0.13	$0.13	$0.39	$0.39

News Release
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended May 31,
	2011	2010
Cash Provided by (Used for) Operating Activities:
Net income	$71.3	$52.4
Add: (Gain) Loss from Discontinued Operations	—	(0.6)

Income from Continuing Operations	71.3	51.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	29.7	27.7
Noncash compensation expense, net	5.2	5.9
Excess tax benefits from share-based payments	(5.1)	(1.5)
Loss on early debt extinguishment	—	10.5
Loss on the sale or disposal of property, plant, and equipment	0.1	0.1
Asset impairments	0.1	3.4
Deferred income taxes	(1.4)	(2.0)
Other non-cash items	—	0.7
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	10.2	(10.2)
Inventories	(17.6)	(3.1)
Prepayments and other current assets	0.6	(2.7)
Accounts payable	(10.1)	2.9
Other current liabilities	(2.9)	13.4
Other	1.5	0.1

Net Cash Provided by Operating Activities	81.6	97.0

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(17.4)	(15.9)
Proceeds from sale of property, plant, and equipment	1.3	0.2
Acquisitions of businesses and intangible assets	(90.4)	—

Net Cash Used for Investing Activities	(106.5)	(15.7)

Cash Provided by (Used for) Financing Activities:
Repayments of long-term debt	—	(237.9)
Issuance of long-term debt	—	346.5
Repurchases of common stock	(2.9)	—
Proceeds from stock option exercises and other	5.8	4.9
Excess tax benefits from share-based payments	5.1	1.5
Dividends paid	(16.9)	(17.0)

Net Cash (Used for) Provided by Financing Activities	(8.9)	98.0

Effect of Exchange Rate Changes on Cash	3.6	(3.5)

Net Change in Cash and Cash Equivalents	(30.2)	175.8
Cash and Cash Equivalents at Beginning of Period	191.0	18.7

Cash and Cash Equivalents at End of Period	$160.8	$194.5

News Release
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The table below reconciles certain U.S. Generally Accepted Accounting Principles (“GAAP”) financial measures to the corresponding non-GAAP measures, which exclude special charges associated with actions to accelerate the streamlining of the organization, including the consolidation of certain manufacturing facilities and the loss on the early extinguishment of debt. These non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted income from continuing operations, and adjusted diluted earnings per share from continuing operations, are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes these non-U.S. GAAP measures provide greater comparability and enhanced visibility into results excluding the impact of the special charges and loss on the early extinguishment of debt. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

		THREE MONTHS ENDED
	May 31
	2011		2010
		% of Sales		% of Sales
Net Sales	$458.3		$407.6
Operating Profit (GAAP)	$50.2	11.0%	$39.2	9.6%
Subtract: Special Charge Adjustment	—	—	(0.3)	(0.1%)

Adjusted Operating Profit (Non-GAAP)	$50.2	11.0%	$38.9	9.5%

Income from Continuing Operations (GAAP)	$27.1		$21.3
Subtract: Special Charge Adjustment	—		(0.2)

Adjusted Income from Continuing Operations (Non-GAAP)	$27.1		$21.1

Diluted Earnings Per Share from Continuing Operations (GAAP)	$0.62		$0.48
Subtract: Special Charge Adjustment	—		—

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$0.62		$0.48

News Release

		NINE MONTHS ENDED
	May 31
	2011		2010
		% of Sales		% of Sales

Net Sales	$1,299.5		$1,182.7
Operating Profit (GAAP)	$132.9	10.2%	$109.7	9.3%
Add-back: Special Charge	—	—	5.2	0.4%

Adjusted Operating Profit (Non-GAAP)	$132.9	10.2%	$114.9	9.7%

Income from Continuing Operations (GAAP)	$71.3		$51.8
Add-back: Special Charge	—		3.4
Add-back: Loss on Early Extinguishment of Debt	—		6.8

Adjusted Income from Continuing Operations (Non-GAAP)	$71.3		$62.0

Diluted Earnings Per Share from Continuing Operations (GAAP)	$1.63		$1.17
Add-back: Special Charge	—		0.08
Add-back: Loss on Early Extinguishment of Debt	—		0.16

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$1.63		$1.41